Exhibit 99.1

SiriusXM Reports Fourth Quarter and Full-Year 2014 Results

•	2014 Revenue Climbs 10% to $4.18 Billion
•	Net Income Increases 31% to $493 Million in 2014
•	Record Adjusted EBITDA of $1.47 Billion in 2014, up 26%
•	2014 Free Cash Flow Reaches Record $1.16 Billion, up 25%
•	$2.5 Billion of Stock Repurchased in 2014

NEW YORK – February 5, 2015 – SiriusXM today announced fourth quarter and full-year 2014 operating and financial results, including record revenue of $1.09 billion and $4.18 billion for the fourth quarter and full-year, respectively, up 9% and 10% versus the prior year periods.

Net income of $143 million and $493 million in the fourth quarter and full-year 2014, respectively, compared to $65 million and $377 million in the fourth quarter and full-year 2013. Net income per diluted common share was $0.03 and $0.08, respectively, in the fourth quarter and full-year 2014, versus $0.01 and $0.06 in the fourth quarter and full-year 2013. Adjusted EBITDA was $381 million and $1.47 billion, respectively, in the fourth quarter and full-year, up 17% and 26% versus the prior year periods.

“As our results demonstrate, SiriusXM had a great year by delivering to subscribers new and exciting music, sports, and talk programming; executing on our growth plan; and driving 36% growth in free cash flow per diluted share, all while investing in the future of the connected car,” said Jim Meyer, Chief Executive Officer, SiriusXM.

“We have once again set ambitious targets for 2015 to grow our subscriber base, revenue, adjusted EBITDA, and free cash flow to new, record-high levels. I’m confident in our ability to be creative and innovative as the leader in audio entertainment, making our superior service an even better experience for our subscribers in 2015,” added Meyer.

FOURTH QUARTER 2014 HIGHLIGHTS

•	Strong fourth quarter net subscriber gains. SiriusXM recorded 576,689 net new subscribers in the fourth quarter, marking the largest fourth-quarter increase since 2007. Self-pay net subscriber additions were 508,032 in the fourth quarter of 2014 compared to 411,484 in the fourth quarter of 2013.
•	Record high fourth quarter adjusted EBITDA. Adjusted EBITDA of $381 million in the fourth quarter of 2014 was the highest quarterly amount in the company’s history, an increase of 17% over the fourth quarter 2013.

•	Record free cash flow per diluted share. Free cash flow reached a fourth quarter record of $331 million, while free cash flow per diluted share reached an all-time high of 5.9 cents in the fourth quarter of 2014, up 20% from the fourth quarter of 2013.

FULL-YEAR 2014 HIGHLIGHTS

•	Full-year subscriber gains exceed targets. SiriusXM reported 2014 total and self-pay net subscriber additions, respectively, of 1,751,777 and 1,440,821, each ahead of the company’s original full-year guidance of 1,250,000. The company ended 2014 with 27.3 million total paying subscribers and 22.5 million self-pay subscribers, each up 7% from the end of 2013.
•	Share buybacks reach $2.5 billion in 2014. The company returned $2.5 billion to stockholders by repurchasing 739 million shares in 2014. As of year-end, approximately $1.7 billion remained under the company’s existing $6 billion share repurchase authorization.
•	Record-high adjusted EBITDA and margin. Adjusted EBITDA grew 26% to a record $1.47 billion in 2014 from $1.17 billion in 2013. Adjusted EBITDA margin grew approximately 440 basis points to a record high 35.0%.
•	Rapid expansion of free cash flow. SiriusXM reported $1.16 billion of free cash flow in 2014, up 25% from $927 million in 2013. The company reported 19.7 cents of free cash flow per diluted share in 2014, up 36% from 14.5 cents per diluted share in 2013.

“Our repurchases of 739 million shares in 2014 represented approximately 12% of the shares outstanding at the beginning of last year. Even as we returned $2.5 billion to our stockholders, SiriusXM’s leverage remained steady at about 3.1 times EBITDA, a result of rapid growth in adjusted EBITDA and the conversion of our 7% Exchangeable Notes into equity in December. In the two years since we began our capital return program with a special dividend, we have paid our shareholders over $4.8 billion and retired more than 1.3 billion shares,” noted David Frear, Chief Financial Officer, SiriusXM.

2015 GUIDANCE

The company also reiterated its 2015 guidance, originally given on January 7, 2015, for net subscriber additions, revenue, adjusted EBITDA, and free cash flow:

•	Net subscriber additions of approximately 1.2 million,
•	Revenue of approximately $4.4 billion,
•	Adjusted EBITDA of approximately $1.6 billion, and
•	Free cash flow of approximately $1.25 billion.

FOURTH QUARTER AND FULL-YEAR 2014 RESULTS

SIRIUS XM HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(in thousands, except per share data)	2014	2013	2014	2013
	(Unaudited)	(Unaudited)
Revenue:
Subscriber revenue	$922,192	$852,547	$3,554,302	$3,284,660
Advertising revenue	27,970	25,402	100,982	89,288
Equipment revenue	29,938	25,985	104,661	80,573
Other revenue	110,852	96,144	421,150	344,574
Total revenue	1,090,952	1,000,078	4,181,095	3,799,095
Operating expenses:
Cost of services:
Revenue share and royalties	210,089	210,625	810,028	677,642
Programming and content	77,953	73,010	297,313	290,323
Customer service and billing	96,411	83,749	370,585	320,755
Satellite and transmission	21,567	20,251	86,013	79,292
Cost of equipment	15,078	8,669	44,397	26,478
Subscriber acquisition costs	126,257	124,050	493,464	495,610
Sales and marketing	98,488	81,430	336,480	291,024
Engineering, design and development	15,107	15,068	62,784	57,969
General and administrative	69,943	77,522	293,938	262,135
Depreciation and amortization	66,402	60,348	266,423	253,314
Total operating expenses	797,295	754,722	3,061,425	2,754,542
Income from operations	293,657	245,356	1,119,670	1,044,553
Other income (expense):
Interest expense, net of amounts capitalized	(71,981)	(54,140)	(269,010)	(204,671)
Loss on extinguishment of debt and credit facilities, net	—	(66,229)	—	(190,577)
Interest and investment income	5,910	3,328	15,498	6,976
Loss on change in value of derivatives	—	(20,393)	(34,485)	(20,393)
Other income (loss)	467	295	(887)	1,204
Total other expense	(65,604)	(137,139)	(288,884)	(407,461)
Income before income taxes	228,053	108,217	830,786	637,092
Income tax expense	(84,931)	(43,020)	(337,545)	(259,877)
Net income	$143,122	$65,197	$493,241	$377,215
Foreign currency translation adjustment, net of tax	(114)	(136)	(94)	(428)
Total comprehensive income	$143,008	$65,061	$493,147	$376,787
Net income per common share:
Basic	$0.03	$0.01	$0.09	$0.06
Diluted	$0.03	$0.01	$0.08	$0.06
Weighted average common shares outstanding:
Basic	5,577,325	6,113,889	5,788,944	6,227,646
Diluted	5,643,839	6,203,674	5,862,020	6,384,791

SIRIUS XM HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of December 31,	As of December 31,
(in thousands, except share and per share data)	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$147,724	$134,805
Receivables, net	220,579	192,912
Inventory, net	19,397	13,863
Prepaid expenses	116,336	110,530
Related party current assets	4,344	9,145
Deferred tax asset	1,038,603	937,598
Other current assets	2,763	20,160
Total current assets	1,549,746	1,419,013
Property and equipment, net	1,510,112	1,594,574
Long-term restricted investments	5,922	5,718
Deferred financing fees, net	12,021	12,604
Intangible assets, net	2,645,046	2,700,062
Goodwill	2,205,107	2,204,553
Related party long-term assets	3,000	30,164
Long-term deferred tax asset	437,736	868,057
Other long-term assets	6,819	10,035
Total assets	$8,375,509	$8,844,780
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$587,755	$578,333
Accrued interest	80,440	42,085
Current portion of deferred revenue	1,632,381	1,586,611
Current portion of deferred credit on executory contracts	1,394	3,781
Current maturities of long-term debt	7,482	496,815
Current maturities of long-term related party debt	—	10,959
Related party current liabilities	4,340	20,320
Total current liabilities	2,313,792	2,738,904
Deferred revenue	151,901	149,026
Deferred credit on executory contracts	—	1,394
Long-term debt	4,493,863	3,093,821
Related party long-term liabilities	13,635	16,337
Other long-term liabilities	92,481	99,556
Total liabilities	7,065,672	6,099,038
Stockholders’ equity:
Preferred stock, undesignated, par value $0.001 (liquidation preference of $0.001 per share); 50,000,000 shares authorized and 0 shares issued and outstanding at December 31, 2014 and December 31, 2013	—	—
Common stock, par value $0.001; 9,000,000,000 shares authorized; 5,653,529,403 and 6,096,220,526 shares issued; 5,646,119,122 and 6,096,220,526 outstanding at December 31, 2014 and December 31, 2013, respectively	5,653	6,096
Accumulated other comprehensive loss, net of tax	(402)	(308)
Additional paid-in capital	6,771,554	8,674,129
Treasury stock, at cost; 7,410,281 and 0 shares of common stock at December 31, 2014 and December 31, 2013, respectively	(26,034)	—
Accumulated deficit	(5,440,934)	(5,934,175)
Total stockholders’ equity	1,309,837	2,745,742
Total liabilities and stockholders’ equity	$8,375,509	$8,844,780

SIRIUS XM HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
(in thousands)	2014	2013
Cash flows from operating activities:
Net income	$493,241	$377,215
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	266,423	253,314
Non-cash interest expense, net of amortization of premium	21,039	21,698
Provision for doubtful accounts	44,961	39,016
Amortization of deferred income related to equity method investment	(2,776)	(2,776)
Loss on extinguishment of debt and credit facilities, net	—	190,577
Gain on unconsolidated entity investments, net	(5,547)	(5,865)
Dividend received from unconsolidated entity investment	17,019	22,065
Loss on disposal of assets	220	351
Loss on change in value of derivatives	34,485	20,393
Share-based payment expense	78,212	68,876
Deferred income taxes	327,461	259,787
Other non-cash purchase price adjustments	(3,781)	(207,854)
Changes in operating assets and liabilities:
Receivables	(72,628)	(15,245)
Inventory	(5,534)	11,474
Related party assets	(4,097)	2,031
Prepaid expenses and other current assets	(1,195)	16,788
Other long-term assets	3,173	2,973
Accounts payable and accrued expenses	(17,191)	(44,009)
Accrued interest	38,355	8,131
Deferred revenue	48,645	73,593
Related party liabilities	(206)	(1,991)
Other long-term liabilities	(7,035)	12,290
Net cash provided by operating activities	1,253,244	1,102,832

Cash flows from investing activities:
Additions to property and equipment	(121,646)	(173,617)
Purchases of restricted and other investments	—	(1,719)
Acquisition of business, net of cash acquired	1,144	(525,352)
Return of capital from investment in unconsolidated entity	24,178	—
Net cash used in investing activities	(96,324)	(700,688)

Cash flows from financing activities:
Proceeds from exercise of stock options	331	21,968
Taxes paid in lieu of shares issued for stock-based compensation	(37,318)	(46,342)
Proceeds from long-term borrowings and revolving credit facility, net of costs	2,406,205	3,156,063
Payment of premiums on redemption of debt	—	(175,453)
Repayment of long-term borrowings and revolving credit facility	(1,016,420)	(1,782,160)
Repayment of related party long-term borrowings	—	(200,000)
Common stock repurchased and retired	(2,496,799)	(1,762,360)
Net cash used in financing activities	(1,144,001)	(788,284)
Net increase (decrease) in cash and cash equivalents	12,919	(386,140)
Cash and cash equivalents at beginning of period	134,805	520,945
Cash and cash equivalents at end of period	$147,724	$134,805

Key Operating Metrics

The following table contains our key operating metrics for the three and twelve months ended December 31, 2014 and 2013, respectively. Subscribers to our connected vehicle services are not included in our subscriber count:

	Unaudited
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(in thousands, except subscriber, per subscriber and per installation amounts)	2014	2013	2014	2013

Self-pay subscribers	22,522,638	21,081,817	22,522,638	21,081,817
Paid promotional subscribers	4,788,449	4,477,493	4,788,449	4,477,493
Ending subscribers	27,311,087	25,559,310	27,311,087	25,559,310

Self-pay subscribers	508,032	411,484	1,440,821	1,511,543
Paid promotional subscribers	68,657	(434,240)	310,956	147,431
Net additions	576,689	(22,756)	1,751,777	1,658,974

Daily weighted average number of subscribers	27,021,501	25,596,580	26,283,785	24,886,300

Average self-pay monthly churn	1.8%	1.9%	1.9%	1.8%

New vehicle consumer conversion rate	40%	42%	41%	44%

ARPU	$12.49	$12.31	$12.38	$12.23
SAC, per installation	$33	$34	$34	$43
Customer service and billing expenses, per average subscriber	$1.07	$1.04	$1.07	$1.06
Free cash flow	$330,674	$303,193	$1,155,776	$927,496
Adjusted EBITDA	$381,306	$325,551	$1,467,775	$1,166,140

Glossary

Adjusted EBITDA - EBITDA is defined as net income before interest and investment income (loss); interest expense, net of amounts capitalized; income tax expense and depreciation and amortization. We adjust EBITDA to exclude the impact of other income and expense, loss on extinguishment of debt, loss on change in value of derivatives as well as certain other charges discussed below. This measure is one of the primary Non-GAAP financial measures on which we (i) evaluate the performance of our businesses, (ii) base our internal budgets and (iii) compensate management. Adjusted EBITDA is a Non-GAAP financial performance measure that excludes (if applicable): (i) certain adjustments as a result of the purchase price accounting for the merger of Sirius and XM, (ii) depreciation and amortization and (iii) share-based payment expense. The purchase price accounting adjustments include: (i) the elimination of deferred revenue associated with the investment in XM Canada, (ii) recognition of deferred subscriber revenues not recognized in purchase price accounting, and (iii) elimination of the benefit of deferred credits on executory contracts, which are primarily attributable to third party arrangements with an OEM and programming providers. We believe adjusted EBITDA is a useful measure of the underlying trend of our operating performance, which provides useful information about our business apart from the costs associated with our physical plant, capital structure and purchase price accounting. We believe investors find this Non-GAAP financial measure useful when analyzing our results and comparing our operating performance to the performance of other communications, entertainment and media companies. We believe investors use current and projected adjusted EBITDA to estimate our current and prospective enterprise value and to make investment decisions. Because we fund and build-out our satellite radio system through the periodic raising and expenditure of large amounts of capital, our results of operations reflect significant charges for depreciation expense. The exclusion of depreciation and amortization expense is useful given significant variation in depreciation and amortization expense that can result from the potential variations in estimated useful lives, all of which can vary widely across different industries or among companies within the same industry. We also believe the exclusion of share-based payment expense is useful given share-based payment expense is not directly related to the operational conditions of our business.

Adjusted EBITDA has certain limitations in that it does not take into account the impact to our statements of comprehensive income of certain expenses, including share-based payment expense and certain purchase price accounting for the merger of Sirius and XM. We endeavor to compensate for the limitations of the Non-GAAP measure presented by also providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the Non-GAAP measure. Investors that wish to compare and evaluate our operating results after giving effect for these costs, should refer to net income as disclosed in our consolidated statements of comprehensive income. Since adjusted EBITDA is a Non-GAAP financial performance measure, our calculation of adjusted EBITDA may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP. The reconciliation of net income to the adjusted EBITDA is calculated as follows (in thousands):

	Unaudited
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2014	2013	2014	2013

Net income (GAAP):	$143,122	$65,197	$493,241	$377,215
Add back items excluded from Adjusted EBITDA:
Purchase price accounting adjustments:
Revenues	1,813	1,813	7,251	7,251
Operating expenses	(946)	(1,068)	(3,781)	(207,854)
Share-based payment expense (GAAP)	20,380	19,102	78,212	68,876
Depreciation and amortization (GAAP)	66,402	60,348	266,423	253,314
Interest expense, net of amounts capitalized (GAAP)	71,981	54,140	269,010	204,671
Loss on extinguishment of debt and credit facilities, net (GAAP)	—	66,229	—	190,577
Interest and investment income (GAAP)	(5,910)	(3,328)	(15,498)	(6,976)
Loss on change in value of derivatives (GAAP)	—	20,393	34,485	20,393
Other (income) loss (GAAP)	(467)	(295)	887	(1,204)
Income tax expense (GAAP)	84,931	43,020	337,545	259,877
Adjusted EBITDA	$381,306	$325,551	$1,467,775	$1,166,140

Adjusted Revenues and Operating Expenses - We define this Non-GAAP financial measure as our actual revenues and operating expenses adjusted to exclude the impact of certain purchase price accounting adjustments from the merger of Sirius and XM and share-based payment expense. We use this Non-GAAP financial measure to manage our business, to set operational goals and as a basis for determining performance-based compensation for our employees. The following tables reconcile our actual revenues and operating expenses to our adjusted revenues and operating expenses for the three and twelve months ended December 31, 2014 and 2013:

	Unaudited For the Three Months Ended December 31, 2014
(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$922,192	$—	$—	$922,192
Advertising revenue	27,970	—	—	27,970
Equipment revenue	29,938	—	—	29,938
Other revenue	110,852	1,813	—	112,665
Total revenue	$1,090,952	$1,813	$—	$1,092,765
Operating expenses
Cost of services:
Revenue share and royalties	$210,089	$—	$—	$210,089
Programming and content	77,953	946	(2,277)	76,622
Customer service and billing	96,411	—	(748)	95,663
Satellite and transmission	21,567	—	(1,004)	20,563
Cost of equipment	15,078	—	—	15,078
Subscriber acquisition costs	126,257	—	—	126,257
Sales and marketing	98,488	—	(4,216)	94,272
Engineering, design and development	15,107	—	(2,253)	12,854
General and administrative	69,943	—	(9,882)	60,061
Depreciation and amortization (a)	66,402	—	—	66,402
Share-based payment expense	—	—	20,380	20,380
Total operating expenses	$797,295	$946	$—	$798,241

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the three months ended December 31, 2014 was $9,000.

	Unaudited For the Three Months Ended December 31, 2013
(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$852,547	$—	$—	$852,547
Advertising revenue	25,402	—	—	25,402
Equipment revenue	25,985	—	—	25,985
Other revenue	96,144	1,813	—	97,957
Total revenue	$1,000,078	$1,813	$—	$1,001,891
Operating expenses
Cost of services:
Revenue share and royalties	$210,625	$—	$—	$210,625
Programming and content	73,010	1,068	(2,071)	72,007
Customer service and billing	83,749	—	(591)	83,158
Satellite and transmission	20,251	—	(961)	19,290
Cost of equipment	8,669	—	—	8,669
Subscriber acquisition costs	124,050	—	—	124,050
Sales and marketing	81,430	—	(4,678)	76,752
Engineering, design and development	15,068	—	(1,947)	13,121
General and administrative	77,522	—	(8,854)	68,668
Depreciation and amortization (a)	60,348	—	—	60,348
Share-based payment expense	—	—	19,102	19,102
Total operating expenses	$754,722	$1,068	$—	$755,790

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the three months ended December 31, 2013 was $10,000.

	Unaudited For the Twelve Months Ended December 31, 2014
(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$3,554,302	$—	$—	$3,554,302
Advertising revenue	100,982	—	—	100,982
Equipment revenue	104,661	—	—	104,661
Other revenue	421,150	7,251	—	428,401
Total revenue	$4,181,095	$7,251	$—	$4,188,346
Operating expenses
Cost of services:
Revenue share and royalties	$810,028	$—	$—	$810,028
Programming and content	297,313	3,781	(9,180)	291,914
Customer service and billing	370,585	—	(2,780)	367,805
Satellite and transmission	86,013	—	(4,091)	81,922
Cost of equipment	44,397	—	—	44,397
Subscriber acquisition costs	493,464	—	—	493,464
Sales and marketing	336,480	—	(15,454)	321,026
Engineering, design and development	62,784	—	(8,675)	54,109
General and administrative	293,938	—	(38,032)	255,906
Depreciation and amortization (a)	266,423	—	—	266,423
Share-based payment expense	—	—	78,212	78,212
Total operating expenses	$3,061,425	$3,781	$—	$3,065,206

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the year ended December 31, 2014 was $39,000.

	Unaudited For the Twelve Months Ended December 31, 2013
(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$3,284,660	$—	$—	$3,284,660
Advertising revenue	89,288	—	—	89,288
Equipment revenue	80,573	—	—	80,573
Other revenue	344,574	7,251	—	351,825
Total revenue	$3,799,095	$7,251	$—	$3,806,346
Operating expenses
Cost of services:
Revenue share and royalties	$677,642	$122,534	$—	$800,176
Programming and content	290,323	8,033	(7,584)	290,772
Customer service and billing	320,755	—	(2,219)	318,536
Satellite and transmission	79,292	—	(3,714)	75,578
Cost of equipment	26,478	—	—	26,478
Subscriber acquisition costs	495,610	64,365	—	559,975
Sales and marketing	291,024	12,922	(14,792)	289,154
Engineering, design and development	57,969	—	(7,405)	50,564
General and administrative	262,135	—	(33,162)	228,973
Depreciation and amortization (a)	253,314	—	—	253,314
Share-based payment expense	—	—	68,876	68,876
Total operating expenses	$2,754,542	$207,854	$—	$2,962,396

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the year ended December 31, 2013 was $47,000.

Adjusted Cash Operating Expenses - We define this Non-GAAP financial measure as our actual operating expenses adjusted to exclude the impact of certain purchase price accounting adjustments from the merger of Sirius and XM, depreciation and amortization expense, and share-based payment expense. The following table reconciles our actual operating expenses to our adjusted cash operating expenses for the three and twelve months ended December 31, 2014 and 2013:

	Unaudited
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2014	2013	2014	2013

Operating expenses (GAAP):	$797,295	$754,722	$3,061,425	$2,754,542
Items excluded from adjusted cash operating expenses:
Purchase price accounting adjustments	946	1,068	3,781	207,854
Share-based payment expense (GAAP)	(20,380)	(19,102)	(78,212)	(68,876)
Depreciation and amortization (GAAP)	(66,402)	(60,348)	(266,423)	(253,314)
Adjusted cash operating expenses	$711,459	$676,340	$2,720,571	$2,640,206

ARPU - is derived from total earned subscriber revenue, advertising revenue and other subscription-related revenue, excluding revenue associated with our connected vehicle business, net of purchase price accounting adjustments, divided by the number of months in the period, divided by the daily weighted average number of subscribers for the period. Other subscription-related revenue includes the U.S. Music Royalty Fee. ARPU is calculated as follows (in thousands, except for subscriber and per subscriber amounts):

	Unaudited
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2014	2013	2014	2013
Subscriber revenue, excluding connected vehicle (GAAP)	$897,308	$840,605	$3,466,050	$3,272,718
Add: advertising revenue (GAAP)	27,970	25,402	100,982	89,288
Add: other subscription-related revenue (GAAP)	87,270	79,111	336,408	290,895
	$1,012,548	$945,118	$3,903,440	$3,652,901

Daily weighted average number of subscribers	27,021,501	25,596,580	26,283,785	24,886,300

ARPU	$12.49	$12.31	$12.38	$12.23

Average self-pay monthly churn - is defined as the monthly average of self-pay deactivations for the period divided by the average number of self-pay subscribers for the period.

Customer service and billing expenses, per average subscriber - is derived from total customer service and billing expenses, excluding connected vehicle customer service and billing expenses and share-based payment expense, divided by the number of months in the period, divided by the daily weighted average number of subscribers for the period. We believe the exclusion of share-based payment expense in our calculation of customer service and billing expenses, per average subscriber, is useful as share-based payment expense is not directly related to the operational conditions that give rise to variations in the components of our customer service and billing expenses. Customer service and billing expenses, per average subscriber, is calculated as follows (in thousands, except for subscriber and per subscriber amounts):

	Unaudited
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2014	2013	2014	2013
Customer service and billing expenses, excluding connected vehicle (GAAP)	$87,417	$80,826	$340,094	$317,832
Less: share-based payment expense (GAAP)	(748)	(591)	(2,780)	(2,219)
	$86,669	$80,235	$337,314	$315,613

Daily weighted average number of subscribers	27,021,501	25,596,580	26,283,785	24,886,300

Customer service and billing expenses, per average subscriber	$1.07	$1.04	$1.07	$1.06

Free cash flow and free cash flow per diluted share - are derived from cash flow provided by operating activities, capital expenditures and restricted and other investment activity. The calculation for free cash flow and free cash flow per diluted share are as follows (in thousands, except share and per share data):

	Unaudited
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2014	2013	2014	2013
Cash Flow information
Net cash provided by operating activities	$365,076	$358,575	$1,253,244	$1,102,832
Net cash used in investing activities	$(34,402)	$(580,734)	$(96,324)	$(700,688)
Net cash used in financing activities	$(286,535)	$(359,820)	$(1,144,001)	$(788,284)
Free Cash Flow
Net cash provided by operating activities	$365,076	$358,575	$1,253,244	$1,102,832
Additions to property and equipment	(34,402)	(55,382)	(121,646)	(173,617)
Purchases of restricted and other investments	—	—	—	(1,719)
Return of capital from investment in unconsolidated entity	—	—	24,178	—
Free cash flow	$330,674	$303,193	$1,155,776	$927,496

Diluted weighted average common shares outstanding	5,643,839	6,203,674	5,862,020	6,384,791

Free cash flow per diluted share	$0.059	$0.049	$0.197	$0.145

New vehicle consumer conversion rate - is defined as the percentage of owners and lessees of new vehicles that receive our satellite radio service and convert to become self-paying subscribers after the initial promotion period. At the time satellite radio enabled vehicles are sold or leased, the owners or lessees generally receive trial subscriptions ranging from three to twelve months. We measure conversion rate three months after the period in which the trial service ends. The metric excludes rental and fleet vehicles.

Subscriber acquisition cost, per installation - or SAC, per installation, is derived from subscriber acquisition costs and margins from the sale of radios and accessories, excluding purchase price accounting adjustments, divided by the number of satellite radio installations in new vehicles and shipments of aftermarket radios for the period. Purchase price accounting adjustments associated with the merger of Sirius and XM include the elimination of the benefit of amortization of deferred credits on executory contracts recognized at the merger date attributable to an OEM. SAC, per installation, is calculated as follows (in thousands, except for installation amounts):

	Unaudited
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2014	2013	2014	2013
Subscriber acquisition costs (GAAP)	$126,257	$124,050	$493,464	$495,610
Less: margin from direct sales of radios and accessories (GAAP)	(14,860)	(17,316)	(60,264)	(54,095)
Add: purchase price accounting adjustments	—	—	—	64,365
	$111,397	$106,734	$433,200	$505,880

Installations	3,391,422	3,107,237	12,787,537	11,765,078

SAC, per installation	$33	$34	$34	$43

###

About SiriusXM

Sirius XM Holdings Inc. (NASDAQ: SIRI) is the world’s largest radio broadcaster measured by revenue and has 27.3 million subscribers. SiriusXM creates and broadcasts commercial-free music; premier sports talk and live events; comedy; news; exclusive talk and entertainment; and the most comprehensive Latin music, sports and talk programming in radio. SiriusXM is available in vehicles from every major car company in the U.S. and from retailers nationwide as well as at shop.siriusxm.com. SiriusXM programming is available through the SiriusXM Internet Radio App for smartphones and other connected devices as well as online at siriusxm.com. SiriusXM also provides premium traffic, weather, data and information services for subscribers in cars, trucks, RVs, boats and aircraft through SiriusXM Traffic™, SiriusXM Travel Link, NavTraffic®, NavWeather™, SiriusXM Aviation, SiriusXM Marine™, Sirius Marine Weather, XMWX Aviation™, and XMWX Marine™. SiriusXM holds a minority interest in SiriusXM Canada which has more than 2 million subscribers.

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This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning.  Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control.  Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:  our competitive position versus other radio and audio entertainment providers; our ability to attract and retain subscribers, which is uncertain; our dependence upon the auto industry; general economic conditions; failure of our satellites, which, in most cases, are not insured; the interruption or failure of our information and communications systems; the security of the personal information about our customers; royalties we pay for music rights, which increase over time; the unfavorable outcome of pending or future litigation; our failure to realize benefits of acquisitions; rapid technological and industry change; failure of third parties to perform; changes in consumer protection laws and their enforcement; failure to comply with FCC requirements and other government regulations; and our indebtedness.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our Annual Report on Form 10-K for the year ended December 31, 2013, which is filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov).  The information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

E - SIRI

Contact Information for Investors and Financial Media:

Investors:

Hooper Stevens

212 901 6718

hooper.stevens@siriusxm.com

Media:

Patrick Reilly

212 901 6646

patrick.reilly@siriusxm.com